EX10.3 - Declaration of Trust

DECLARATION OF TRUST

This Declaration of Trust verifies that Terry G. Cook of 10655 NE 4th Street, Suite 400, Bellevue, Washington, 98004 does hereby declare that title to the mineral claims shown below are held in the name of Terry G. Cook but that all these claims are held in trust for Corvair Resources Inc. of 10655 NE 4th Street, Suite 400, Bellevue, Washington, 98004. The claims are:

NAME OF CLAIM	TENURE NUMBER	AREA	PERCENTAGE OF TITLE
		(hectares)

Amber1	508844	329.693	100%
Amber2	508845	329.635	100%

The above mineral claims are in the Vernon Mining Division of British Columbia.

Terry G. Cook has no interest whatsoever in the said mineral claims other than that of a bare trustee and that any distribution whether income or capital and whether in cash or otherwise, and any rights in respect of the said mineral claims do not in any manner belong to Terry G. Cook, but are the property of the said Corvair Resources Inc.

Terry G. Cook will deliver full title on demand to Corvair Resources Inc. for as long as the claims are in good standing with the Province of British Columbia.

DATED for reference the 12th day of March 2005.

/s/  Terry G. Cook

_______________________________
Terry G. Cook